Exhibit 10.20

FORM OF NONSTATUTORY

STOCK OPTION AGREEMENT

This Nonstatutory Stock Option Agreement (this “Agreement”) is made as of                     , 20     (the “Date of Grant”), between Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), and                      (“Director”).

To carry out the purposes of the Forum Energy Technologies, Inc. 2010 Stock Incentive Plan (the “Plan”), by affording Director the opportunity to purchase shares of the common stock of the Company, par value $.01 per share (“Common Stock”), and in consideration of the mutual agreements and other matters set forth herein and in the Plan, the Company and Director hereby agree as follows:

1. Grant of Option. The Company hereby irrevocably grants to Director the right and option (“Option”) to purchase all or any part of an aggregate of              shares of Common Stock on the terms and conditions set forth herein and in the Plan, which Plan is incorporated herein by reference as a part of this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise. This Option shall not be treated as an incentive stock option within the meaning of section 422(b) of the Code.

2. Purchase Price. The purchase price of Common Stock purchased pursuant to the exercise of this Option shall be $            per share, which has been determined to be not less than the Fair Market Value of a share of Common Stock at the Date of Grant. For all purposes of this Agreement, Fair Market Value of Common Stock shall be determined in accordance with the provisions of the Plan.

3. Exercise of Option. Subject to the earlier expiration of this Option as herein provided, this Option may be exercised, by written notice to the Company at its principal executive office addressed to the attention of its Corporate Secretary (or such other officer or employee of the Company as the Company may designate from time to time), at any time and from time to time after the Date of Grant, but, except as otherwise provided below, this Option shall not be exercisable for more than a percentage of the aggregate number of shares offered by this Option determined by the number of full years from the Date of Grant to the date of such exercise, in accordance with the following schedule:

Number of Full Years	Percentage of Shares That May Be Purchased
Less than 1 year	%
Less than years	%
Less than years	%
Less than years	%
years or more	100%

Notwithstanding the schedule set forth above, if a Change in Control occurs and Director has remained continuously a member of the Board from the Date of Grant to the date upon which such Change in Control occurs, then this Option shall be exercisable with respect to 100% of the shares offered by this Option from and after the date upon which such Change in Control occurs.

This Option may be exercised only while Director remains a member of the Board and will terminate and cease to be exercisable upon Director’s termination of membership on the Board, except that:

(a) If Director’s membership on the Board terminates by reason of disability (as determined by the Board), this Option may be exercised by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time during the period of one year following such termination, but only as to the number of shares Director was entitled to purchase hereunder as of the date of such termination.

(b) If Director dies while a member of the Board, Director’s estate, or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director, may exercise this Option at any time during the period of one year following the date of Director’s death, but only as to the number of shares Director was entitled to purchase hereunder as of the date of Director’s death.

(c) If Director’s membership on the Board terminates for any reason other than as described in (a) or (b) above, this Option may be exercised by Director at any time during the period of 30 days following such termination, or by Director’s estate (or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) during a period of 30 days following Director’s death if Director dies during such 30-day period, but in each case only as to the number of shares Director was entitled to purchase hereunder as of the date Director’s membership on the Board so terminates.

(d) If Director has remained continuously a member of the Board from the Date of Grant to the date upon which a Change in Control occurs, and if Director’s membership on the Board terminates on or after the date upon which such Change in Control occurs, then, notwithstanding the provisions of (a), (b) or (c) above, this Option may be exercised in full by Director (or Director’s estate or the person who acquires this Option by will or the laws of descent and distribution or otherwise by reason of the death of Director) at any time on or before the expiration of 10 years from the Date of Grant.

This Option shall not be exercisable in any event after the expiration of 10 years from the Date of Grant. The purchase price of shares as to which this Option is exercised shall be paid in full at the time of exercise (a) in cash (including check, bank draft or money order payable to the order of the Company), (b) if permitted by the Committee in its sole discretion, by delivering or constructively tendering to the Company shares of Common Stock having a Fair Market Value equal to the purchase price (provided such shares used for this purpose must have been held by Director for such minimum period of time as may be established from time to time by the Committee), (c) if the Common Stock is readily tradable on a national securities market, through a “cashless exercise” in accordance with a Company established policy or program for the same or (d) any combination of the foregoing. No fraction of a share of Common Stock shall be issued by the Company upon exercise of an Option or accepted by the Company in payment of the exercise price thereof; rather, Director shall provide a cash payment for such amount as is necessary to effect the issuance and acceptance of only whole shares of Common Stock. Unless and until a certificate or certificates representing such shares shall have been issued by the Company to Director, Director (or the person permitted to exercise this Option in the event of Director’s death) shall not be or have any of the rights or privileges of a stockholder of the Company with respect to shares acquirable upon an exercise of this Option.

If Director is subject to taxation in the United Kingdom, then, unless waived by the Company, the exercise of this Option shall be effective only if accompanied by an election under Section 431(1) of the Income Tax (Earnings & Pensions) Act 2003 in the form prescribed by the Company.

4. Withholding of Tax. To the extent that the grant or exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income or wages to Director for federal, state, local or foreign tax purposes, Director shall deliver to the Company or to any Affiliate nominated by the Company at the time of such grant, exercise or disposition such amount of money or, if permitted by the Committee in its sole discretion, shares of Common Stock as the Company or any Affiliate nominated by the Company may require to meet its minimum obligation under applicable tax or social security laws or regulations. No exercise of this option shall be effective until Director (or the person entitled to exercise this Option, as applicable) has made arrangements approved by the Company to satisfy all applicable minimum tax withholding requirements of the Company or, if applicable, any Affiliate of the Company.

5. Stockholders Agreement. Shares of Common Stock purchased pursuant to the exercise of this Option shall be subject to the terms of that certain Amended and Restated Stockholders Agreement dated as of August 2, 2010, among the Company and certain of its stockholders, as the same may be amended or restated from time to time (the “Stockholders Agreement”). Director agrees that Director and Director’s spouse, if any, will, on the first date of exercise of this Option, execute and deliver to the Company such documents and instruments as the Company, in its discretion, may require to evidence such persons’ agreement to be bound by the terms of the Stockholders Agreement.

6. Lock-up Provision. Director hereby agrees that in the event of any underwritten public offering of Common Stock, including an initial public offering of Common Stock, pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), Director shall not effect any public sale or distribution of Common Stock or of any securities convertible into or exchangeable or exercisable for Common Stock or hedging transactions relating to Common Stock, including a sale pursuant to Rule 144 under the Securities Act, during the period beginning 14 days prior to the expected date of “pricing” of such public offering and continuing for a period not to exceed 180 days after the date of the final prospectus (or prospectus supplement if the offering is made pursuant to a “shelf” registration statement) as may be established by the underwriter(s) for such public offering (the “Lock-Up Period”); provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the managing underwriter(s) of such underwritten public offering waive, in writing, such extension. If and to the extent requested by the managing underwriter(s), Director agrees to execute an agreement to the foregoing effect with the underwriter(s) for such public offering on such terms as the managing underwriter(s) shall reasonably request (with such modification as reasonably requested by such managing underwriter(s) to take into consideration then existing rules of an applicable securities exchange regarding research analyst publications). The limitations contained in this Section 6 shall not apply to any shares registered in such public offering under the Securities Act.

7. Status of Common Stock. Director understands that at the time of the execution of this Agreement the shares of Common Stock to be issued upon exercise of this Option have not been registered under the Securities Act, or any state securities law, and that the Company does not currently intend to effect any such registration. Until the shares of Common Stock acquirable upon the exercise of the Option have been registered for issuance under the Securities Act, the Company will not issue such shares unless, if requested by the Company, the holder of the Option provides the Company with a written opinion of legal counsel, who shall be satisfactory to the Company, addressed to the Company and satisfactory in form and substance to the Company’s counsel, to the effect that the proposed issuance of such shares to such Option holder may be made without registration under the Securities Act. In the event exemption from registration under the Securities Act is available upon an exercise of this Option, Director (or the person permitted to exercise this Option in the event of Director’s death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws.

Director agrees that the shares of Common Stock which Director may acquire by exercising this Option shall be acquired for investment without a view to distribution, within the meaning of the Securities Act, and shall not be sold, transferred, assigned, pledged or hypothecated in the absence of an effective registration statement for the sale of such shares under the Securities Act and applicable state securities laws or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Director also agrees that the shares of Common Stock which Director may acquire by exercising this Option will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws.

In addition, Director agrees that (i) the certificates representing the shares of Common Stock purchased under this Option may bear such legend or legends as the Committee deems appropriate in order to assure compliance with the terms and provisions of the Stockholders Agreement and applicable securities laws, (ii) the Company may refuse to register the transfer of the shares of Common Stock purchased under this Option on the stock transfer records of the Company if such proposed transfer would in the opinion of counsel satisfactory to the Company constitute a violation of the terms and provisions of the Stockholders Agreement or any applicable securities law, and (iii) the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Common Stock purchased under this Option.

8. Acknowledgements Regarding Section 409A of the Code. Director understands that if the purchase price of the Common Stock under this Option is less than the fair market value of such Common Stock on the date of grant of this Option, then Director may incur adverse tax consequences under section 409A of the Code. Director acknowledges and agrees that (a) he is not relying upon any determination by the Company, its affiliates, or any of their respective employees, directors, officers, attorneys or agents (collectively, the “Company Parties”) of the fair market value of the Common Stock on the date of grant of this Option, (b) he is not relying upon any written or oral statement or representation of the Company Parties regarding the tax effects associated with Director’s execution of this Agreement and his receipt, holding and exercise of this Option, and (c) in deciding to enter into this Agreement, Director is relying on his own judgment and the judgment of the professionals of his choice with whom he has consulted. Director hereby releases, acquits and forever discharges the Company Parties from all actions, causes of actions, suits, debts, obligations, liabilities, claims, damages, losses, costs and expenses of any nature whatsoever, known or unknown, on account of, arising out of, or in any way related to the tax effects associated with Director’s execution of this Agreement and his receipt, holding and exercise of this Option.

9. Notices. Any notices or other communications provided for in this Option shall be sufficient if in writing. In the case of Director, such notices or communications shall be effectively delivered if hand delivered to Director or if sent by certified mail, return receipt requested, to Director at the last address Director has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered if sent by certified mail, return receipt requested, to the Company at its principal executive offices.

10. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Director.

11. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the Option granted hereby. Without limiting the scope of the preceding sentence, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. Any modification of this Agreement shall be effective only if it is in writing and signed by both Director and an authorized officer of the Company.

12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

[Signatures begin on the following page.]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunto duly authorized, and Director has executed this Agreement, all as of the date first above written.

FORUM ENERGY TECHNOLOGIES, INC.

By:

Name:

Title:

DIRECTOR